Exhibit 99.1

COMPANY CONTACTS:
Diane Morefield
EVP, Chief Financial Officer
Strategic Hotels & Resorts, Inc.
(312) 658-5740
Jonathan Stanner
VP, Capital Markets & Treasurer
Strategic Hotels & Resorts, Inc.
(312) 658-5746

FOR IMMEDIATE RELEASE

TUESDAY, DECEMBER 17, 2013

STRATEGIC HOTELS & RESORTS, INC. ISSUES STATEMENT

CHICAGO – December 17, 2013 – Strategic Hotels & Resorts, Inc. (NYSE: BEE) today issued the following statement in response to the Orange Capital, LLC release:

“The Strategic Hotels & Resorts Board and management team continually reviews options to create value for shareholders. The Company believes the pending sale of the Four Seasons Punta Mita resort and the adjacent La Solana land parcel for a gross consideration of $200 million, or approximately $1.0 million per key, represents excellent value and provides an opportunity to de-leverage the Company’s balance sheet consistent with its ongoing strategy. We are pleased with the positive feedback we’ve received from the investment community, including many large shareholders, and look forward to continuing to create value.”

About Strategic Hotels & Resorts

Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and provides value-enhancing asset management of high-end hotels and resorts in the United States, Mexico and Europe. The Company currently has ownership interests in 18 properties with an aggregate of 8,271 rooms and 851,600 square feet of multi-purpose meeting and banqueting space. For a list of current properties and for further information, please visit the Company’s website at www.strategichotels.com.

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This press release contains forward-looking statements about Strategic Hotels & Resorts, Inc. (the “Company”). Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties. Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include, but are not limited to the following: the default of the Company or the default of the acquirer, pursuant to the purchase agreement; the failure of closing conditions to be satisfied; the failure to achieve all required regulatory approvals; the effects of the recent global economic recession upon business and leisure travel and the hotel markets in which the Company invests; the Company’s liquidity and refinancing demands; the Company’s ability to maintain compliance with covenants contained in the Company’s debt facilities; stagnation or further deterioration in economic and market conditions, particularly impacting business and leisure travel spending in the markets where the Company’s hotels operate and in which the Company invests, including luxury and upper upscale product; general volatility of the capital markets and the market price of the Company’s shares of common stock; availability of capital; the Company’s ability to dispose of properties in a manner consistent with the Company’s investment strategy and liquidity needs; hostilities and security concerns, including future terrorist attacks, or the apprehension of hostilities, in each case that affect travel within or to the United States, Mexico, Germany, England or other countries where the Company invests; difficulties in identifying properties to acquire and completing acquisitions; the Company’s failure to maintain effective internal control over financial reporting and disclosure controls and procedures; risks related to natural disasters; increases in interest rates and operating costs, including insurance premiums and real property taxes; contagious disease outbreaks, such as the H1N1 virus outbreak; delays and cost-overruns in construction and development; marketing challenges associated with entering new lines of business or pursuing new business strategies; the Company’s failure to maintain the Company’s status as a REIT; changes in the competitive environment in the Company’s industry and the markets where the Company invests; changes in real estate and zoning laws or regulations; legislative or regulatory changes, including changes to laws governing the taxation of REITs; changes in generally accepted accounting principles, policies and guidelines; and litigation, judgments or settlements.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission, including those appearing under the heading “Item 1A. Risk Factors” in the Company’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Strategic Hotels & Resorts, Inc. (the “Company”), its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Company’s 2014 Annual Meeting of Shareholders (the “2014 Annual Meeting”). The Company plans to file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2014 Annual Meeting (the “2014 Proxy Statement”). Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2014 Proxy Statement and other materials to be filed with the SEC in connection with the 2014 Annual Meeting. This information can also be found in the Company’s definitive proxy statement for its 2013 Annual Meeting of Shareholders (the “2013 Proxy Statement”), filed with the SEC on April 12, 2013. To the extent holdings of the Company’s securities have changed since the amounts printed in the 2013 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Shareholders are urged to read the 2014 Proxy Statement (including any amendments or supplements thereto) and any other relevant document that the Company will file with the SEC when they become available because they will contain important information.

Shareholders may obtain, free of charge, copies of the 2014 Proxy Statement (when available), the 2013 Proxy Statement, and any other documents filed or to be filed by the Company with the SEC in connection with the 2014 Annual Meeting at the SEC’s website (http://www.sec.gov) or at the Company’s website (http://www.strategichotels.com) or by writing to the Company’s Secretary at: 200 West Madison Street, Suite 1700, Chicago, IL 60606.